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                                                                    EXHIBIT 5(b)

                [MARSHALL HILL CASSAS & de LIPKAU LETTERHEAD]


                               November 15, 1995


FirstMiss Gold Inc.
5460 South Quebec Street, Suite 240
Englewood, Colorado 80111

              Re:    Registration Statement No. 33-62449
                     7,475,000 Shares of Common Stock

Ladies/Gentlemen:

         In connection with the registration statement on Form S-3 (File No. 33-62449) filed by FirstMiss Gold Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on September 8, 1995, as amended by Amendment No. 1 filed with the Commission on October 18, 1995 and Amendment No-2 filed with the Commission on November 1, 1995 (collectively, the "Registration Statement."), and the issuance of 7,475,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), registered under the Registration Statement and offered pursuant to a prospectus supplement relating to the Shares dated November 15, 1995 (the "Prospectus Supplement") which supplements the prospectus contained in the Registration Statement, you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction or such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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FirstMiss Gold Inc.
November 15,1995
Page 2

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Nevada, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Subject to the foregoing, it is our opinion that upon issuance, delivery and payment therefor in the manner contemplated by the Prospectus Supplement, the Shares will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               /s/ MARSHALL HILL CASSAS & de LIPKAU


                               MARSHALL HILL CASSAS & de LIPKAU

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